                                                                   EXHIBIT 10.6



                     AMENDED AND RESTATED SECURITY AGREEMENT
                     ---------------------------------------

     This AMENDED AND RESTATED SECURITY AGREEMENT (this "Agreement") dated as of November 30, 2001, is entered into by and among CCC INFORMATION SERVICES INC., a Delaware corporation (the "Borrower"); the other persons or entities which are listed on the signature pages hereof as debtors or which from time to time become parties hereto as debtors by executing a joinder hereto (collectively, including the Borrower, the "Debtors" and individually each a "Debtor"); and LASALLE BANK NATIONAL ASSOCIATION, a national banking association in its capacity as Administrative Agent for the Lenders described below (in such capacity, the "Administrative Agent").

                              W I T N E S S E T H:
                              --------------------

     WHEREAS, the Administrative Agent, certain lenders (the "Previous Lenders") and the Borrower entered into that certain Amended and Restated Credit Facility Agreement dated as of October 29, 1998 (as heretofore amended or otherwise modified, the "Previous Credit Agreement");

     WHEREAS, in connection with the Previous Credit Agreement, the Administrative Agent and the Borrower entered into that certain Amended and Restated Security Agreement dated as of April 17, 2001 (as heretofore amended or otherwise modified, the "Previous Borrower Security Agreement);

     WHEREAS, in connection with the Previous Credit Agreement, the Administrative Agent and certain other Debtors entered into that certain Domestic Subsidiary Security Agreement dated as of April 17, 2001 (as heretofore amended or otherwise modified, the "Previous Domestic Subsidiary Security Agreement");

     WHEREAS, the Administrative Agent, certain of the lenders party to the Previous Credit Agreement (the "Lenders") and the Borrower desire to amend and restate the Previous Credit Agreement and enter into that certain Second Amended and Restated Credit Facility Agreement dated as of the date hereof (as may be further amended, restated or otherwise modified from time to time, the "Credit Agreement") and, in connection therewith, desire to amend and restate the Previous Borrower Security Agreement and the Previous Domestic Subsidiary Security Agreement pursuant to the terms of this Agreement;

     WHEREAS, each of the Debtors other than the Borrower is simultaneously herewith executing and delivering an Amended and Restated Guaranty dated as of the date hereof pursuant to which such Debtors will guaranty (as amended, restated or otherwise modified from time to time hereafter, the "Guaranty") the obligations of the Borrower under the Credit Agreement, the Notes and other Loan Documents;

     WHEREAS, each of the other Debtors, as a direct or indirect subsidiary of Borrower, will derive substantial direct and indirect economic benefits from the extension of financial accommodations to Borrower under the Credit Agreement; and

     WHEREAS, the obligations of the Borrower under the Credit Agreement and the obligations of each other Debtor under the Guaranty are to be secured pursuant to this Agreement;

     NOW, THEREFORE, for and in consideration of the Administrative Agent and the Lenders agreeing to enter into the Credit Agreement and in consideration of any loan, advance or other financial accommodation heretofore or hereafter made to Borrower under or in connection with the Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Definitions; Other Interpretive Provisions. When used herein, (a) the terms "Account," "Account Debtor," "Certificated Security," "Chattel Paper," "Commercial Tort Claim," "Deposit Account," "Document," "Electronic Chattel Paper," "Equipment," "Financial Asset," "Fixture," "Goods," "Health-Care-Insurance Receivable," "Inventory," "Instrument," "Investment Property," "Letter of Credit Rights," "Payment Intangibles," "Proceeds," "Security," "Security Entitlement," "Software," "Supporting Obligations" and "Uncertificated Security" have the respective meanings assigned thereto in the UCC (as defined below); (b) capitalized terms which are not otherwise defined have the respective meanings assigned thereto in the Credit Agreement; and (c) the following terms have the following meanings (such definitions to be applicable to both the singular and plural forms of such terms):

     "Assignee Deposit Account" - see Section 4.

     "ChoiceParts LLC" means ChoiceParts, LLC, a Delaware limited liability company and any successor thereto."

     "ChoiceParts LLC Interest" means all equity ownership and any other interest of any Debtor in ChoiceParts LLC, existing from time to time, including, without limitation, all Certificated Securities and Uncertificated Securities in ChoiceParts LLC, and any and all dividends, distributions and amounts or additional securities received or receivable or otherwise distributed in respect of or in exchange for the foregoing, whether as a result of any reorganization, merger, consolidation, interest split, interest dividend, conversion, preemptive right or otherwise, together with all proceeds of the foregoing."

     "Collateral" - see Section 2.

     "Computer Hardware and Software" means, with respect to any Debtor, all of such Debtor's rights (including rights as licensee and lessee) with respect to
(i) computer and other electronic data processing hardware, including all integrated computer systems, central processing units, memory units, display terminals, printers, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories, peripheral devices and other related computer hardware; (ii) all Software and all software programs designed for use on the computers and electronic data processing hardware described in clause (i) above, including all operating system software, utilities and



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


application programs in whatsoever form (source code and object code in magnetic tape, disk or hard copy format or any other listings whatsoever); (iii) any firmware associated with any of the foregoing; and (iv) any documentation for hardware, software and firmware described in clauses (i), (ii) and (iii) above, including flow charts, logic diagrams, manuals, specifications, training materials, charts and pseudo codes.

     "Control" has the meaning given to such term in Article 8 or Article 9 of the UCC, as applicable.

     "Default" means any Event of Default under Article 7 of the Credit
Agreement.

     "Excepted Equity Interests"- means those equity interests set forth on
Schedule IX hereto.

     "General Intangibles" means, with respect to any Debtor, all of such Debtor's "general intangibles" as defined in Article 9 of the UCC and, in any event, includes (without limitation) all of such Debtor's rights in Intellectual Property, customer lists, Software, software programs, mask works, goodwill, registrations, licenses, franchises, tax refund claims, guarantee claims, Payment Intangibles, security interests and rights to indemnification.

     "Intellectual Property" means, with respect any Debtor, all of such Debtor's past, present and future rights in: trade secrets, know-how and other proprietary information; trademarks, Internet domain names, service marks, trade dress, trade names, business names, designs, logos, slogans (and all translations, adaptations, derivations and combinations of the foregoing) indicia and other source and/or business identifiers, and the goodwill of the business relating thereto and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; copyrights (including copyrights for computer programs), mask works and copyright registrations or applications for registrations which have heretofore been or may hereafter be issued throughout the world; unpatented inventions (whether or not patentable); patent applications and patents; industrial designs, industrial design applications and registered industrial designs; license agreements related to any of the foregoing and income therefrom; flow diagrams, specifications, computer software, source codes, object codes, executable code, data, databases; the right to sue for all past, present and future infringements of any of the foregoing; all other intellectual property; and all common law and other rights throughout the world in and to all of the foregoing.

     "Intellectual-Property-Related Assets" means, with respect to any Debtor, all of such Debtor's tangible property manifesting, incorporating or embodying Intellectual Property, including but not limited to, books, records, writings, computer tapes or disks.

     "Lender Party" means each Lender under and as defined in the Credit Agreement and any Affiliate of such a Lender which is a party to a Hedging Agreement with the Borrower or which is an issuer of a Letter of Credit.

     "Liabilities" means, as to each Debtor, all obligations (monetary or otherwise) of such Debtor under the Credit Agreement, any Note, the Guaranty, any other Loan Document to which it is a party and any other document or instrument executed in connection therewith including any reimbursement obligations of such Debtor in respect of Letters of Credit and, in the case of the Borrower, all Hedging Obligations owed to any Lender or any Affiliate of such Lender, in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.

     "Non-Tangible Collateral" means, with respect to any Debtor, collectively, such Debtor's Accounts and General Intangibles.

     "Organization I.D. Number" means, with respect to any Debtor, the organizational identification number assigned to such Debtor by the applicable governmental unit or agency of the jurisdiction of organization for such Debtor.

     "Type of Organization" means, with respect to any Debtor, the kind or type of entity of such Debtor, such as a corporation or limited liability company.

     "UCC" means the Uniform Commercial Code as in effect in the State of Illinois on the date of this Agreement, as may be amended or modified from time to time; provided that, as used in Section 7 hereof, "UCC" shall mean the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction.

     "Value" means, with respect to any Collateral, the greater of book value or fair market value.

     Unless otherwise expressly provided herein, references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document. The term "including" is not limiting and means "including, without limitation".

     2. Grant of Security Interest. As security for the payment of all Liabilities, each Debtor hereby reaffirms and assigns to the Administrative Agent for the benefit of the Lender Parties, and reaffirms and grants to the Administrative Agent for the benefit of the Lender Parties a continuing security interest in, the following, whether now or hereafter existing or acquired (collectively, the "Collateral"):

     All of such Debtor's:

     (i)   Accounts, including Health-Care-Insurance Receivables;

     (ii)  Certificated Securities (other than Excepted Equity Interests);

     (iii) Chattel Paper, including Electronic Chattel Paper;

     (iv) Computer Hardware and Software and all rights with respect thereto, including, any and all licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications, and any substitutions, replacements, additions or model conversions of any of the foregoing;

     (v)     Any Commercial Tort Claims described on Schedule V;

     (vi)    Deposit Accounts;

     (vii)   Documents;

     (viii)  Financial Assets (other than the Excepted Equity Interests);

     (ix)    General Intangibles (other than Excepted Equity Interests);

     (x) Goods (including all of its Equipment, Fixtures and Inventory), and all embedded software, accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor;

     (xi)    Instruments;

     (xii)   Intellectual Property;

     (xiii)  Intellectual-Property-Related Assets;

     (xiv)   Investment Property (other than the Excepted Equity Interests);

     (xv)    Letter-of-Credit Rights;

     (xvi)   money (of every jurisdiction whatsoever);

     (xvii)  Security Entitlements;

     (xviii) Supporting Obligations;

     (xix)   Uncertificated Securities (other than the Excepted Equity
             Interests);

     (xx)    The ChoiceParts LLC Interest; and

     (xxi) to the extent not included in the foregoing, other personal property of any kind or description;

             together with all books, records, writings, databases, information and other property relating to, used or useful in connection with, or evidencing, embodying, incorporating or referring to any of the foregoing, and all Proceeds, products, offspring, rents, issues, profits and returns of and from any of the foregoing; provided that to the extent that the provisions of any lease or license of Computer Hardware and Software or Intellectual Property or Intellectual Property Related Assets expressly prohibit (which prohibition is enforceable under applicable law) such Debtor's the assignment thereof, and grant of a security interest therein, the Administrative Agent will not enforce its security interest in such lease or license (other than in respect of the Proceeds thereof) for so long as such prohibition continues, it being understood that upon request of the Administrative Agent, such Debtor will in good faith use reasonable efforts to obtain consent for the creation of a security interest in favor of the Administrative Agent (and to Administrative Agent's enforcement of such security interest) in such Debtor's rights under such lease or license.

     3. Warranties. Each Debtor warrants that: (i) no financing statement (other than any which may have been filed on behalf of the Administrative Agent or in connection with liens expressly permitted by the Credit Agreement ("Permitted Liens")) covering any of the Collateral is on file in any public office; (ii) such Debtor is and will be the lawful owner of all Collateral, free of all liens, claims, security interests and encumbrances whatsoever, other than the security interest hereunder and Permitted Liens, with full power and authority to execute this Agreement and perform such Debtor's obligations hereunder, and to subject the Collateral to the security interest hereunder (subject to licenses and leases which expressly prohibit the granting of a security interest therein, which prohibition is enforceable under applicable law); (iii) all information with respect to Collateral and Account Debtors set forth in any schedule, certificate or other writing at any time heretofore or hereafter furnished by such Debtor to the Administrative Agent or any Lender Party is and will be true and correct in all material respects as of the date furnished; (iv) such Debtor's state of incorporation or organization, Type of Organization, Organization I.D. Number (if any), and place of business (or, if such Debtor has more than one place of business, its chief executive office), as of the date hereof, are as set forth on Schedule I hereto (and except as set forth on Schedule I hereto, such Debtor has not changed its state of incorporation or organization, nor maintained its place of business (or, if such Debtor has more than one place of business, its chief executive office) at any other location at any time after January 1, 1995); (v) each other location where such Debtor maintains a place of business, as of the date hereof, is set forth on Schedule II hereto; (vi) except as set forth on Schedule III hereto, such Debtor is not, as of the date hereof, known and during the five years preceding the date hereof has not previously been known by any trade name; (vii) such Debtor's exact legal name, as of the date hereof, is as set forth on the signature pages of this Agreement and except as set forth on Schedule III hereto, during the five years preceding the date hereof, such Debtor has not been known by any legal name different from the one set forth on the signature pages of this Agreement nor has such Debtor been the subject of any merger or other corporate or organizational reorganization; (viii) Schedule IV hereto contains a complete listing as of the date hereof of all Intellectual Property (1) licensed to Debtor or (2) owned by Debtor which is the subject of a registration or application on the date hereof (setting forth only registration numbers and filing dates for pending patents); (ix) such Debtor is duly organized, validly existing and in good standing under the laws of the state of its organization;
(x) the execution and delivery of this Agreement and the performance by such Debtor of its obligations hereunder are within such Debtor's corporate or organizational powers, have been duly authorized by all necessary corporate or organizational action, have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any provision of law or of Organic Documents of such Debtor or of any material agreement, indenture, instrument or other document, or any material judgment, order or decree, which is binding upon such Debtor; (xi) this Agreement is a legal, valid and binding obligation of such Debtor, enforceable in accordance with its terms, except that the enforceability of this Agreement may be limited by bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law); (xii) such Debtor is in compliance in all material respects with all laws

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(including the provisions of the Fair Labor Standards Act), rules, regulations, administrative orders and judicial decrees of every governmental authority (federal, state, local and otherwise) applicable to it, its operations and its properties the non-compliance with which could reasonably be expected to result in a Material Adverse Effect; (xiii) Schedule V hereto contains a complete listing, as of the date hereof, of all of such Debtor's Deposit Accounts, Investment Property, Letter-of-Credit Rights, Chattel Paper, Electronic Chattel Paper, and Commercial Tort Claims and all Instruments and Documents (other than Instruments which are to be deposited for collection in the ordinary course of business in accordance with the terms of the Credit Agreement), which Instruments and Documents are in excess of $25,000 individually or in excess of $50,000 in the aggregate; (xiv) except as set forth on Schedule VI hereto, as of the date hereof such Debtor has no tangible Collateral located outside of the United States; (xv) Schedule VII hereto contains a complete listing, as of the date hereof, of each bailee, warehouseman or other third party with whom such Debtor's tangible Collateral is located and the addresses where such tangible Collateral is located other than (a) tangible Collateral located with such Debtor's customers in the ordinary course of business and (b) tangible Collateral located with any other third party in the ordinary course of business which Collateral with any third-party has an aggregate Value of $100,000 or less; and (xvi) Schedule VIII hereto contains a complete listing as of the date hereof of all of such Debtor's Collateral which is subject to certificate of title statutes.

     4. Collections, etc. Until such time, during the existence of a Default, as the Administrative Agent shall notify such Debtor of the revocation of such power and authority, each Debtor (a) may, in the ordinary course of its business, at its own expense, sell, lease or furnish under contracts of service any of the Inventory normally held by such Debtor for such purpose, use and consume, in the ordinary course of its business, any raw materials, work in process or materials normally held by such Debtor for such purpose, and use, in the ordinary course of its business (but subject to the terms of the Credit Agreement), the cash Proceeds of Collateral and other money which constitutes Collateral, (b) will, at its own expense, endeavor to collect, as and when due, all amounts due under any of the Non-Tangible Collateral as such Debtor may deem advisable, and (c) may grant, in the ordinary course of business, to any party obligated on any of the Non-Tangible Collateral, any rebate, refund or allowance to which such party may be lawfully entitled, and may accept, in connection therewith, the return of Goods, the sale or lease of which shall have given rise to such Non-Tangible Collateral. The Administrative Agent, however, may, at any time that a Default exists, whether before or after any revocation of such power and authority or the maturity of any of the Liabilities, notify an Account Debtor or other Person obligated on Collateral to make payment or otherwise render performance to or for the benefit of the Administrative Agent, and enforce, by suit or otherwise, the obligations of an Account Debtor or other Person obligated on Collateral and exercise the rights of such Debtor with respect to the obligation of the Account Debtor or other Person obligated on Collateral to make payment or otherwise render performance to such Debtor and with respect to any property that secures the obligations of the Account Debtor or other Person obligated on the Collateral. In connection with the exercise of such rights and remedies, Administrative Agent may surrender, release or exchange all or any part of such Collateral, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder or evidenced thereby. Upon the request of the Administrative Agent during the existence of a Default, each Debtor will, at its own expense, notify any or all parties obligated on any of the Non-Tangible

Collateral to make payment to the Administrative Agent of any amounts due or to become due thereunder.

     Upon request by the Administrative Agent during the existence of a Default, each Debtor will forthwith, upon receipt, transmit and deliver to the Administrative Agent, in the form received, all cash, checks, drafts and other instruments or writings for the payment of money (properly endorsed, where required, so that such items may be collected by the Administrative Agent) which may be received by such Debtor at any time in full or partial payment or otherwise as Proceeds of any of the Collateral. Except as the Administrative Agent may otherwise consent in writing, any such items which may be so received by any Debtor will not be commingled with any other of its funds or property, but will be held separate and apart from its own funds or property and upon express trust for the Administrative Agent until delivery is made to the Administrative Agent. Each Debtor will comply with the terms and conditions of any consent given by the Administrative Agent pursuant to the foregoing sentence.

     After the date hereof and following written notice by Administrative Agent during the existence of a Default, all items or amounts which are delivered by any Debtor to the Administrative Agent on account of partial or full payment or otherwise as Proceeds of any of the Collateral shall be deposited to the credit of a deposit account (an "Assignee Deposit Account") of such Debtor with LaSalle (or another financial institution selected by the Administrative Agent) over which the Administrative Agent has sole dominion and control, as security for payment of the Liabilities. No Debtor shall have any right to withdraw any funds deposited in the applicable Assignee Deposit Account. The Administrative Agent may, from time to time, in its discretion, and shall upon request of the applicable Debtor made not more than once in any week, apply all or any of the then balance, representing collected funds, in the Assignee Deposit Account toward payment of the Liabilities, whether or not then due, in such order of application as required in Section 1.5.3 of the Credit Agreement, and the Administrative Agent may, from time to time, in its discretion, release all or any of such balance to the applicable Debtor.

     During the existence of a Default, the Administrative Agent (or any designee of the Administrative Agent) is authorized to endorse, in the name of the applicable Debtor, any item, howsoever received by the Administrative Agent, representing any payment on or other Proceeds of any of the Collateral.

     5. Certificates, Schedules and Reports. Each Debtor will from time to time, as the Administrative Agent may reasonably request, deliver to the Administrative Agent such schedules, certificates and internally prepared reports respecting all or any of the Collateral at the time subject to the security interest hereunder, and the items or amounts received by such Debtor in full or partial payment of any of the Collateral, as the Administrative Agent may reasonably request. Any such schedule, certificate or report shall be executed by a duly authorized officer of such Debtor and shall be in such form and detail as the Administrative Agent may reasonably specify. Each Debtor shall immediately, upon an officer or agent becoming aware, notify the Administrative Agent of the occurrence of any event causing any loss or depreciation in the value of its Inventory or other Goods which loss or depreciation is material to Borrower and its Subsidiaries taken as a whole, and such notice shall specify the amount of such loss or depreciation.

     6. Agreements of the Debtors. Each Debtor (a) at the Administrative Agent's request, at any time and from time to time, shall execute and deliver to the Administrative Agent such financing statements, amendments and other documents and do such acts as the Administrative Agent reasonably deems necessary in order to establish and maintain valid, attached and perfected first security interests in the Collateral in favor of the Lenders, free and clear of all Liens and claims and rights of third parties whatsoever except Permitted Liens and each Debtor hereby irrevocably authorizes the Administrative Agent at any time, and from time to time, to file in any jurisdiction any initial financing statements and amendments thereto that (i) indicate the Collateral (y) as all assets of such Debtor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of the jurisdiction wherein such financing statement or amendment is filed, or
(z) as being of an equal or lesser scope or within greater detail, and (ii) contain any other information required by Section 5 of Article 9 of the UCC of the jurisdiction wherein such financing statement or amendment is filed regarding the sufficiency or filing office acceptance of any financing statement or amendment, including (y) whether such Debtor is an organization, the Type of Organization, the Organization ID Number issued to such Debtor and (z) in the case of a financing statement filed as a fixture filing or indicating Collateral to be extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates, such Debtor further ratifies and affirms its authorization for any financing statements and/or amendments thereto, filed by the Administrative Agent in any jurisdiction prior to the date of this Agreement; (b) will keep all its Inventory and other tangible Collateral at (i) its address(es) shown on Schedules I and II hereto, (ii) such other addresses of which such Debtor shall have given the Administrative Agent not less than 10 days' prior written notice, (iii) the premises of its customers in the ordinary course of business, (iv) third party locations with respect to which an acknowledgement contemplated in Section 6(r) has been provided, and (v) any other third party location in the ordinary course of business provided that the Value of such Inventory and other tangible Collateral does not exceed $100,000 in the aggregate at such location or $500,000 in the aggregate for all such locations, and will not maintain any place of business at any location other than (x) its address(es) shown on Schedules I and II hereto, and (ii) such other addresses of which such Debtor shall have given the Administrative Agent not less than 10 days' prior written notice; (c) will keep its records concerning the Non-Tangible Collateral in such a manner as will enable the Administrative Agent or its designees to determine at any reasonable time the status of the Non-Tangible Collateral; (d) will furnish Administrative Agent such information concerning such Debtor, the Collateral and the Account Debtors as Administrative Agent may from time to time reasonably request; (e) will permit Administrative Agent and its designees, from time to time, on reasonable notice and at reasonable times and intervals during normal business hours (or at any time without notice during the existence of a Default) to inspect such Debtor's Inventory and other Goods, and to inspect, audit and make copies of and extracts from all records and other papers in the possession of such Debtor pertaining to the Collateral and the Account Debtors, and will, upon reasonable request of the Administrative Agent during the existence of a Default, deliver to Administrative Agent all of such records and papers; (f) will promptly and, in any event within five Business Days) notify Administrative Agent in writing upon acquiring or otherwise obtaining any Collateral consisting of Chattel Paper and will, upon reasonable request of Administrative Agent, stamp on its records concerning the Collateral, and add on all Chattel Paper constituting a portion of the Collateral, a notation, in form reasonably satisfactory to the Administrative Agent, of the security interest of



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



the Administrative Agent hereunder; (g) except for sale or lease of assets permitted by the Credit Agreement, and except for the licensing of such Debtor's Intellectual Property in the ordinary course of such Debtor's business upon fair and reasonable terms which are fully disclosed in writing in advance to the Administrative Agent, and the abandonment of Intellectual Property which is no longer useful the business or otherwise not economically desirable, will not sell, lease, license or assign any Collateral or create or permit to exist any Lien on any Collateral other than Permitted Liens; (h) will at all times keep all of its Inventory and other Goods insured under policies maintained in accordance with Section 4.8 of the Credit Agreement and cause all such policies to provide that loss thereunder shall be payable to the Administrative Agent as its interest may appear (it being understood that (A) so long as no Default shall be existing, the Administrative Agent shall deliver any proceeds of such insurance which may be received by it to such Debtor and (B) whenever a Default shall be existing, the Administrative Agent may apply any proceeds of such insurance which may be received by it toward payment of the Liabilities, whether or not due, in such order of application as required by Section 1.5.3 of the Credit Agreement), and such policies or certificates thereof shall, if the Administrative Agent so requests, be deposited with or furnished to the Administrative Agent; (i) will take such actions as are reasonably necessary to keep its Equipment and other Goods useful and necessary in its business in good repair and condition and in good working order, ordinary wear and tear excepted;
(j) will promptly pay when due all license fees, registration fees, taxes, assessments and other charges which may be levied upon or assessed against the ownership, operation, possession, maintenance or use of its Equipment and other Goods in accordance with the Credit Agreement; (k) will promptly (and, in any event, within five Business Days) notify Administrative Agent in writing upon acquiring or otherwise obtaining any Collateral after the date hereof which is subject to certificate of title statutes; (l) will upon request of the Administrative Agent, (i) cause to be noted on the applicable certificate, in the event any of its Equipment is covered by a certificate of title, the security interest of the Administrative Agent in the Equipment covered thereby, and (ii) deliver all such certificates to the Administrative Agent or its designees; (m) will take all steps reasonably necessary to protect, preserve and maintain all of its rights in the Collateral; (n) will promptly (and, in any event, within five Business Days) notify Administrative Agent in writing upon acquiring or otherwise obtaining any Intellectual Property after the date hereof which is the subject of a registration or application; (o) except as listed on
Schedule VI, will keep all of the tangible Collateral in the United States; (p) will promptly (and, in any event, within five Business Days) notify Administrative Agent in writing upon acquiring or otherwise obtaining any Collateral after the date hereof consisting of Deposit Accounts (with respect to which Debtor is required to deliver a Deposit Account Control Agreement pursuant to the Credit Agreement), Investment Property, Letter-of-Credit Rights or Electronic Chattel Paper and, upon the request of Administrative Agent, will promptly execute (and cause third parties to execute) such other documents, and do such other acts or things deemed appropriate by Administrative Agent to deliver to Administrative Agent Control with respect to such Collateral; (q) will promptly (and, in any event, within five Business Days) notify Administrative Agent in writing upon acquiring or otherwise obtaining any Collateral after the date hereof consisting of Documents or Instruments in excess of $50,000, individually or in excess of $100,000 in the aggregate (other than instruments submitted for collection in the ordinary course of business) and, upon the request of Administrative Agent, will promptly execute such other documents, and do such other acts or things deemed appropriate by Administrative Agent to deliver to Administrative Agent possession of such Documents which are negotiable and Instruments, and, with respect to nonnegotiable Documents, to have such nonnegotiable Documents issued in the name of the Administrative Agent; (r) with respect to Collateral in the possession of a particular third party, will obtain an acknowledgment from such third party that it is holding the Collateral for the benefit of the Administrative Agent, other than (i) Collateral with customers of such Debtor in the ordinary course of business,
(ii) tangible Collateral located with a bailee, warehouseman or other third party in the ordinary course of business and having an aggregate Value of $100,000 or less, provided, that the aggregate Value of all such tangible Collateral located with all such bailees, warehousemen or other third parties that have not executed an acknowledgement is less than $500,000, (iii) Certificated Securities, and (iv) Goods covered by a Document; (s) will promptly (and, in any event, within five Business Days) notify the Administrative Agent in writing upon incurring or otherwise obtaining a Commercial Tort Claim in excess of $25,000 individually or Commercial Tort Claims in excess of $50,000 in the aggregate after the date hereof against any third party, and, upon the request of Administrative Agent, will promptly enter into an amendment to this Agreement, and do such other acts or things deemed appropriate by the Administrative Agent to give Administrative Agent a security interest in such Commercial Tort Claim or Commercial Tort Claims, as applicable; (t) will not change its state of incorporation or organization or Type of Organization or principal place of business or chief executive office without giving the Administrative Agent thirty (30) days prior written notice thereof; (u) will not change its legal name without providing Administrative Agent with at least 30 days prior written notice; (v) will reimburse the Administrative Agent for all reasonable out-of-pocket expenses, including reasonable attorney's fees and charges (including time charges of attorneys who are employees of the Administrative Agent), incurred by the Administrative Agent in seeking to collect or enforce any rights in respect of such Debtor's Collateral; and (w) further agrees to take other action reasonably requested by the Administrative Agent to insure the attachment, perfection and first priority of (subject to Permitted Liens), and the ability of the Administrative Agent to enforce, the security interests in any and all of the Collateral including, without limitation, (i) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC, to the extent, if any, that the Debtor's signature thereon is required therefor, (ii) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of (subject to Permitted Liens), or ability of the Administrative Agent to enforce, the security interests in such Collateral,
(iii) obtaining governmental and other third-party consents and approvals, including without limitation, any consent of any licensor, lessor or other Person obligated on Collateral, other than (a) with respect to Collateral located with a customer of such Debtor in the ordinary course of business and
(b) with respect to tangible Collateral located with bailee, warehouseman or other third party in the ordinary course of business having an aggregate Value of $100,000 or less, provided, that the aggregate Value of all such tangible Collateral located with all such bailees, warehousemen and other third parties is less than or equal to $500,000, (iv) obtaining waivers from mortgagees and landlords in form and substance satisfactory to the Administrative Agent other than with respect to Borrower's leased premises set forth on Schedule II (other than the World Trade Center Chicago, 444 Merchandise Mart, Chicago, Illinois), and (v) taking all actions required by the UCC in effect from time to time or by other law, as applicable in any relevant UCC jurisdiction, or by other law as applicable in any foreign jurisdiction.

     Any reasonable out-of-pocket expenses incurred in protecting, preserving or maintaining any Collateral shall be borne by Debtors. Except as otherwise expressly set forth in Section 2, whenever a Default shall be existing, the Administrative Agent shall have the right to bring suit to enforce any or all of the Intellectual Property or licenses thereunder, in which event the applicable Debtor shall at the request of the Administrative Agent do any and all lawful acts and execute any and all proper documents required by the Administrative Agent in aid of such enforcement, and Debtor shall promptly, upon demand, reimburse and indemnify the Administrative Agent for all costs and expenses incurred by the Administrative Agent in the exercise of its rights under this
Section 6. Notwithstanding the foregoing, the Administrative Agent shall have no obligation or liability regarding the Collateral or any thereof by reason of, or arising out of, this Agreement.

     7.   Default. Default and Remedies upon a Default.

     (i) If a Default shall have occurred and be continuing, the Administrative Agent may exercise (or cause its sub-agents to exercise) any or all of the remedies available to it (or to such sub-agents) under this Agreement.

     (ii) Without limiting the generality of the foregoing, if a Default shall have occurred and be continuing, the Administrative Agent may exercise on behalf of the Lenders all the rights of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) with respect to any Collateral and, in addition, the Administrative Agent may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, withdraw all cash held in the Assignee Deposit Account and apply such cash as provided in Section 8 and, if there shall be no such cash or if such cash shall be insufficient to pay all the Liabilities in full, sell, lease, license or otherwise dispose of the Collateral or any part thereof. Notice of any such sale or other disposition shall be given to the relevant Debtors as required in
          Section 9.

     8. Application of Proceeds.

     (i) If a Default shall have occurred and be continuing, the Administrative Agent may apply the proceeds of any sale or other disposition of all or any part of the Collateral, in the order set forth in Section 1.5.3 of the Credit Agreement. The Administrative Agent may make such distributions hereunder in cash or in kind or, on a ratable basis, in any combination thereof.

     (ii) All distributions made by the Administrative Agent pursuant to this Section shall be final (except in the event of manifest error) and the Administrative Agent shall have no duty to inquire as to the application by any Lender or any amount distributed to it.

     9. Authority to Administer Collateral. Each Debtor irrevocably appoints the Administrative Agent its true and lawful attorney with full power of substitution, in the name of such Debtor, any Lender or otherwise, for the sole use and benefit of the Lenders, but at Debtors' expense, to the extent permitted by law to exercise, at any time and from time to time while a

Default shall have occurred and be continuing, all or any of the following powers with respect to all or any of such Debtor's Collateral (to the extent necessary to pay the Liabilities in full):

     (i) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof;

     (ii) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto;

     (iii) to sell, lease, license or otherwise dispose of the same or the Proceeds thereof, as fully and effectually as if the Administrative Agent were the absolute owner thereof, and

     (iv) to extend the time of payment of any or all thereof and to make any allowance or other adjustment with reference thereto;

provided that, except in the case of Collateral that is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Administrative Agent will give the relevant Debtor at least ten (10) days' prior written notice of the time and place of any public sale thereof or the time after which any private sale or other intended disposition thereof will be made.

     10. Limitation on Duty in Respect of Collateral. Beyond the exercise of reasonable care in the custody and preservation thereof, the Administrative Agent will have no duty as to any Collateral in its possession or control or in the possession or control of any sub-agent or bailee or any income therefrom or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Administrative Agent will be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession or control if such Collateral is accorded treatment substantially equal to that which it accords its own property, and will not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of any act or omission of any sub-agent or bailee selected by the Administrative Agent in good faith or by reason of any act or omission by the Administrative Agent pursuant to instructions from the Administrative Agent, except to the extent that such liability arises from the Administrative Agent's gross negligence or willful misconduct.

     To the extent that applicable law imposes duties on the Administrative Agent to exercise remedies in a commercially reasonable manner, each Debtor acknowledges and agrees that it is not commercially unreasonable for the Administrative Agent (a) to fail to incur expenses reasonably deemed significant by the Administrative Agent to prepare Collateral for disposition or otherwise to complete raw material or work-in-process into finished goods or other finished products for disposition, (b) to fail to obtain third-party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third-party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other Persons, whether or not in the same business as such Debtor, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, including, without limitation, any warranties of title, (k) to purchase insurance of credit enhancements to insure the Administrative Agent against risks of loss, collection or disposition of Collateral, or to provide to the Administrative Agent a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by the Administrative Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Administrative Agent in the collection or disposition of any of the Collateral. Each Debtor acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by the Administrative Agent would not be commercially unreasonable in the Administrative Agent's exercise of remedies against the Collateral and that other actions or omissions by the Administrative Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section. Without limitation upon the foregoing, nothing contained in this Section shall be construed to grant any right to a Debtor or to impose any duties on the Administrative Agent that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.

     11.   General.

     (i) Any notice from the Administrative Agent to any Debtor, if mailed, shall be deemed given five days after the date mailed by prepaid registered or certified United States mail (return receipt requested), addressed to such Debtor either at such Debtor's address shown on Schedule I hereto or at such other address as such Debtor shall have specified in writing to the Administrative Agent as its address for notices hereunder.

     (ii) Each of the Debtors agrees to pay all expenses, including reasonable attorney's fees and charges (including time charges of attorneys who are employees of the Administrative Agent or any Lender) paid or incurred by the Administrative Agent or any Lender in endeavoring to collect the Liabilities of such Debtor, or any part thereof, and in enforcing this Agreement against such Debtor, and such obligations will themselves be Liabilities.

     (iii) No delay on the part of the Administrative Agent in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Administrative Agent of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

     (iv) This Agreement shall remain in full force and effect until all Liabilities have been paid in full and all Commitments have terminated. If at any time all or any part of any payment theretofore applied by the Administrative Agent or any Lender to any of the Liabilities is or must be rescinded or returned by the Administrative Agent or such Lender for any reason whatsoever (including the insolvency, bankruptcy or reorganization of any Debtor), such Liabilities shall, for the purposes of this Agreement, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Administrative Agent or such Lender, and this Agreement shall continue to be effective or be reinstated, as the case may be, as to such Liabilities, all as though such application by the Administrative Agent or such Lender had not been made.

     (v) This Agreement shall be governed by and construed in accordance with the internal laws of the State of Illinois (including, without limitation, 735 Illinois Compiled Statutes ss.105/5-5). Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     (vi) The rights and privileges of the Administrative Agent hereunder shall inure to the benefit of its successors and assigns.

     (vii) This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same
            Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile shall also deliver a manually executed counterpart of this Agreement, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

     (viii) At any time after the date of this Agreement, one or more additional Persons may become parties hereto by executing and delivering to the Administrative Agent a joinder to this Agreement together with supplements to the Schedules hereto setting forth all relevant information with respect to such party as of the date of such delivery. Immediately upon such execution and delivery (and without any further action), each such additional Person will become a party to, and will be bound by all the terms of, this Agreement and the Schedules attached hereto shall be deemed to be automatically amended by the supplements to the Schedules provided by such Person.

     12.    JURISDICTION; VENUE. ANY LITIGATION BASED HEREON, OR ARISING OUT
OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY

IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH DEBTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. EACH DEBTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, TO THE ADDRESS SET FORTH ON SCHEDULE I HERETO (OR SUCH OTHER ADDRESS AS IT SHALL HAVE SPECIFIED IN WRITING TO THE ADMINISTRATIVE AGENT AS ITS ADDRESS FOR NOTICES HEREUNDER) OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. EACH DEBTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     13. JURY TRIAL WAIVER. EACH DEBTOR, THE ADMINISTRATIVE AGENT AND (BY ACCEPTING THE BENEFITS HEREOF) EACH LENDER PARTY HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

     14. ChoiceParts LLC. In the event that at any time after the date of this Agreement the ChoiceParts LLC Interest (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a security governed by Article 8 of the UCC, (iii) is an investment company security or (iv) is held in a securities account, a Debtor will promptly notify the Administrative Agent in writing of such event, and will promptly execute such documents, and do such other acts or things reasonably deemed appropriate by Administrative Agent to deliver to Administrative Agent Control of the ChoiceParts LLC Interest. Each Debtor represents and warrants that none of the events described in clauses (i), (ii), (iii) or (iv) has occurred and is existing as of the date of this Agreement. Each Debtor also agrees that if such Debtor ever receives a certificate representing any of its equity interests in ChoiceParts LLC, such Debtor shall promptly notify the Administrative Agent and upon the request of the Administrative Agent, such Debtor agrees that it will promptly deliver all such certificates accompanied by appropriate membership powers duly endorsed in blank to the Administrative Agent. No Debtor will contest in any manner the perfection or priority of Administrative Agent's Lien on the Choice Parts LLC Interest.

     15. This Agreement shall become effective, and shall amend and restate the Previous Borrower Security Agreement and the Previous Domestic Subsidiary Security Agreement upon the execution of this Agreement by the parties signatory hereto as of the date hereof (the "Effective Date"); and from and after the Effective Date, (i) all references made to the Previous Borrower Security Agreement or the Previous Domestic Subsidiary Security Agreement in the Loan Documents or in any other instrument or document shall, without more, be deemed to refer to this Agreement, as may hereafter be amended, restated or otherwise modified, and (ii) the Previous Borrower Security Agreement and the Previous Domestic Subsidiary Security Agreement shall be deemed amended and restated in its entirety hereby.

     16. Debtors have herewith and heretofore executed and delivered to Administrative Agent certain other Loan Documents that are not being amended and restated, and each Debtor hereby acknowledges and agrees that, notwithstanding the execution and delivery of this Agreement, such other Loan Documents (as amended or otherwise modified) to which it is a party remains in full force and effect and each Debtor hereby reaffirms such other Loan Documents to which it is a party and the rights and remedies of the Administrative Agent thereunder, the obligations of Debtors thereunder.

                            (SIGNATURE PAGES FOLLOW)

     IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.


                               DEBTORS:

                               CCC INFORMATION SERVICES, INC.,
                               a Delaware corporation,



                               By:  /s/ Reid E. Simpson
                                  ---------------------------------------------
                               Name:    Reid E. Simpson
                               Title:   Executive Vice President and
                                        Chief Financial Officer


                               CCC CONSUMER SERVICES INC.,
                               a Delaware corporation,
                               CCC PARTSCO HOLDINGS, INC.,
                               a Delaware corporation
                               CCC CONSUMER SERVICES SOUTHEAST INC.,
                               a Delaware corporation
                               ASSET MANAGEMENT INC.,
                               a Delaware corporation


                               By:  /s/ Reid E. Simpson
                                  ---------------------------------------------
                               Name:    Reid E. Simpson
                               Title:   Executive Vice President,
                                        Chief Financial Officer and Treasurer

                               LASALLE BANK NATIONAL
                               ASSOCIATION, as Administrative Agent


                               By:  /s/ Aimee W. Daniels
                                  ---------------------------------------------
                                    Name: Aimee W. Daniels
                                    Title: Sr. Vice President